Exhibit 10.3

AMENDMENT NO. 1 TO

THE PMI GROUP, INC.

AMENDED AND RESTATED EQUITY INCENTIVE PLAN

THE PMI GROUP, INC., having adopted The PMI Group, Inc. Amended and Restated Equity Incentive Plan (the “Plan”) as of May 27, 2004, hereby amends the Plan as follows effective as of October 1, 2005:

Section 8.1, “Grant of Stock Units,” is revised in its entirety to read as follows:

8.1 Grant of Stock Units. On the first business day on or after April 15, July 15, October 15 and January 15 of each year, each individual then serving as a Non-employee Director automatically shall be granted Stock Units with an initial value of $25,000.

IN WITNESS WHEREOF, The PMI Group, Inc., by its duly authorized officer, has executed this Amendment No. 1 to the Plan on the date indicated below.

THE PMI GROUP, INC.

By	/s/ Charles Broom
Title:	Senior Vice President